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                                  EXHIBIT 11.1





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                                                                    EXHIBIT 11.1




                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES
               STATEMENT OF COMPUTATION OF NET EARNINGS PER SHARE
         FOR THE INTERIM PERIODS ENDED JULY 29, 1995 AND AUGUST 3, 1996

                                                                                                Three Months Ended
                                                                                            ---------------------------

                                                                                               1995            1996
                                                                                            ----------       ----------
            Shares outstanding - beginning of period                                        19,073,000       20,903,000

            Shares issued during period - weighted average:
                 Options exercised                                                               3,000            3,000

            Common stock equivalents - weighted average:
                 Shares issuable upon exercise of stock
                     options granted (treasury stock method)                                   322,000          307,000
                                                                                           -----------      -----------

            Weighted average number of common and common
                 equivalent shares                                                          19,398,000       21,213,000
                                                                                           ===========      ===========

            Net earnings applicable to common stock                                         $2,951,000       $4,009,000
                                                                                           ===========      ===========

            Primary and fully diluted earnings per share                                   $       .15      $       .19
                                                                                           ===========      ===========


====================================================================================================================================


                                                                                                  Six Months Ended
                                                                                                  ----------------
                                                                                               1995             1996
                                                                                            ----------       ----------

            Shares outstanding - beginning of period                                        18,986,000       20,820,000

            Shares issued during period - weighted average:
                 Options exercised                                                              51,000           57,000
                 Contribution to Employee Stock Plan                                            21,000           14,000

            Common stock equivalents - weighted average:
                 Shares issuable upon exercise of stock
                     options granted (treasury stock method)                                   291,000          321,000
                                                                                           -----------      -----------

            Weighted average number of common and common
                 equivalent shares                                                          19,349,000       21,212,000
                                                                                           ===========      ===========

            Net earnings applicable to common stock                                         $4,977,000       $7,118,000
                                                                                           ===========      ===========

            Primary and fully diluted earnings per share                                   $       .26      $       .34
                                                                                           ===========      ===========

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